UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 24, 2014 (December 24, 2014)

Magellan Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

1775 Sherman Street, Suite 1950, Denver, CO		80203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (720) 484-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On December 24, 2014, Magellan Petroleum Corporation (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”). Pursuant to the terms of the Sales Agreement, the Company may offer and sell shares of the Company’s common stock, $0.01 par value per share, from time to time on The NASDAQ Capital Market or any other market for the common stock in the United States, through Cantor acting as agent for aggregate sales proceeds of up to $10,000,000 (the “Offering”).

Under the Sales Agreement, the Company will set the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Cantor may sell the shares by any method permitted by applicable state and federal laws, rules and regulations and the rules of The NASDAQ Capital Market, including in privately negotiated transactions.

The Sales Agreement provides that Cantor will be entitled to compensation for its services at a fixed commission rate equal to 3.0% of the gross sales price per share sold through it as the Company’s agent under the Sales Agreement. The Company has agreed in the Sales Agreement to reimburse certain expenses of Cantor in connection with the Offering.

The Company has no obligation to sell any shares under the Sales Agreement, and the Company or Cantor may suspend the Offering subject to certain conditions. The Company has agreed in the Sales Agreement to provide indemnification and contribution to Cantor against certain liabilities, including liabilities under the Securities Act.

The shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-200291). The Company filed a prospectus supplement, dated December 24, 2014, with the Securities and Exchange Commission in connection with the Offering.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Davis Graham & Stubbs LLP relating to the legality of the shares of common stock being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
1.1	Controlled Equity OfferingSM Sales Agreement, dated as of December 24, 2014, between Magellan Petroleum Corporation and Cantor Fitzgerald & Co.
5.1	Opinion of Davis Graham & Stubbs LLP.
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

By:	/s/ J. Thomas Wilson
John Thomas Wilson, President and Chief Executive Officer
(as Principal Executive Officer)

Date: December 24, 2014